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WILLIAMS-SONOMA, INC.

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(WILLIAMS-SONOMA LOGO)
3250 Van Ness Avenue
San Francisco, California 94109

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS

MEETING DATE:	Wednesday, May 28, 2003

TIME:	10:00 a.m. (PDT)

PLACE:	3250 Van Ness Avenue San Francisco, CA 94109

ITEMS OF BUSINESS:	1) The election of the Board of Directors.

2) The amendment of the Williams-Sonoma, Inc. Restated Articles of Incorporation, as amended, to restate the provisions governing the company’s authority to indemnify its directors, officers, employees and other agents.

3) The ratification of the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending February 1, 2004.

4) Such other business as may properly come before the meeting or any adjournment or postponement thereof.

WHO CAN VOTE:	You may vote if you were a shareholder of record as of March 31, 2003.

PROXY VOTING:	It is important that your shares be represented and voted at the Annual Meeting. Please mark, sign, date and promptly return the enclosed proxy card in the enclosed envelope. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

DATE OF MAILING:	This notice, the Proxy Statement and the Annual Report are first being mailed to shareholders on or about April 15, 2003.

By Order of the Board of Directors

Seth R. Jaffe
Secretary

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 AMENDMENT OF OUR RESTATED ARTICLES OF INCORPORATION, AS AMENDED
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
INFORMATION CONCERNING EXECUTIVE OFFICERS
COMPENSATION COMMITTEE REPORT
Performance Graph
NOMINATIONS AND CORPORATE GOVERNANCE COMMITTEE REPORT
AUDIT COMMITTEE REPORT
Who serves on the Audit Committee?
AUDIT AND RELATED FEES
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
SHAREHOLDER PROPOSALS
AVAILABILITY OF REPORT ON FORM 10-K
EXHIBIT A
EXHIBIT B

WILLIAMS-SONOMA, INC.

3250 Van Ness Avenue
San Francisco, California 94109

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Wednesday, May 28, 2003

GENERAL INFORMATION

Our Board submits this Proxy Statement and the enclosed proxy card for use at the Annual Meeting of Shareholders, to be held on Wednesday, May 28, 2003, and for any adjournment or postponement thereof. Our Annual Report to Shareholders for the fiscal year ended February 2, 2003, including our financial statements of fiscal 2002, is also enclosed.

What is the purpose of the Annual Meeting?

Shareholders will vote on the following:

•	The election of our Board of Directors;

•	The amendment of our Restated Articles of Incorporation, as amended, to restate the provisions governing our authority to indemnify our directors, officers, employees and other agents;

•	The ratification of the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending February 1, 2004; and

•	Such other business as may properly come before the meeting or any adjournment or postponement thereof, including shareholder proposals.

Who may vote?

Only shareholders of record at the close of business on March 31, 2003, are entitled to receive notice of and to vote at the Annual Meeting. This is known as the record date. Each holder of our common stock will be entitled to one vote for each share of our common stock owned as of the record date. As of the record date, there were 115,116,133 shares of our common stock outstanding and entitled to vote, held of record by 525 shareholders.

How do I vote?

You may vote in person at the Annual Meeting or by returning the enclosed proxy card in the enclosed envelope before the Annual Meeting.

What if I return my proxy card but do not provide voting instructions?

If a signed proxy card is returned without any indication on how its shares should be voted, votes will be cast FOR the election of the directors named in this Proxy Statement; FOR the described amendment to our Restated Articles of Incorporation, as amended; and FOR the ratification of the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending February 1, 2004.

How many votes must be present to hold the Annual Meeting?

A majority of our shareholders as of the record date must be present in person or by proxy at the Annual Meeting to transact business. This is known as a quorum. Your shares that are voted in person or by signed proxy card, including abstentions and broker non-votes, will be included in the calculation of the number of shares considered to be present for purposes of determining whether there is a quorum at the Annual Meeting.

What is a broker non-vote?

The term broker non-vote refers to shares that are held by brokers that are present in person or represented by proxy at the Annual Meeting but that are not voted because the brokers were prohibited from exercising discretionary authority to vote the shares.

What is cumulative voting?

You have cumulative voting rights only with respect to the election of directors. Cumulative voting rights entitle you to cast as many votes as are equal to the number of shares owned by you as of the record date multiplied by the number of directors to be elected. Your cumulative votes may be cast for one director nominee or distributed among two or more director nominees. To engage in cumulative voting, one or more shareholders of record as of the record date must nominate a director nominee or nominees before voting begins and must give notice at the Annual Meeting of the intention to cumulate votes before voting begins. If any shareholder gives such notice, then every shareholder entitled to vote may cumulate votes for nominees.

How many votes are needed to elect directors?

The ten director nominees receiving the highest number of votes at the Annual Meeting will be elected as directors. This is called a plurality. Your proxy will be voted FOR each of the director nominees unless a signed proxy card is marked “withhold authority” as to a particular nominee or nominees for director. Shares not voted, either by your marking “abstain” on your proxy card or otherwise, will have no impact on the election of directors.

How many votes are needed to approve the proposals, other than the election of directors?

Proposal No. 2 (Amendment of our Articles of Incorporation) requires the affirmative vote of a majority of our outstanding shares of common stock. Proposal No. 3 (Ratification of Auditors) requires the affirmative vote of a majority of the votes cast at the Annual Meeting and a majority of the required quorum. A signed proxy card marked “abstain” with respect to a proposal will not be voted on that proposal.

Are there any shareholder proposals this year?

No, we did not receive notice before March 15, 2003, of any shareholder proposals for this year’s Annual Meeting.

What if I want to change my vote(s)?

You may revoke your proxy prior to the close of voting at the Annual Meeting by 1) sending written notice of revocation to our Secretary; 2) sending a signed proxy card bearing a later date to our Secretary; or 3) attending the Annual Meeting, revoking your proxy and voting in person.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. You should vote all of these shares. If you are interested in consolidating your accounts, you may contact your broker or our transfer agent, Wells Fargo Shareowner Services, at 800-468-9716.

Who pays the expenses incurred in connection with the solicitation of proxies?

We pay all of the expenses incurred in preparing, assembling and mailing this Proxy Statement and the materials enclosed. We retained Skinner & Company to assist in the solicitation of proxies at an estimated cost of $5,000. Some of our officers or employees may solicit proxies personally and by telephone or other means. None of those officers or employees will receive special compensation for such services.

PROPOSAL 1

ELECTION OF DIRECTORS

What is this proposal?

This is a proposal to elect our Board of Directors.

How many members are on our Board?

Our Board consists of ten members who are elected annually.

How often did our Board meet in fiscal 2002?

During the fiscal year ending February 2, 2003, our Board held a total of eight meetings and did not act by unanimous written consent. Each incumbent director, except James A. McMahan, Heather M. Reisman and Richard T. Robertson, attended at least 75% of our Board meetings.

What will happen if a nominee is unwilling or unable to serve prior to the Annual Meeting?

Our Board has no reason to believe that any of the nominees will be unwilling or unable to serve as a director. However, should it occur, our Nominations and Corporate Governance Committee would nominate another person or persons to stand for election and your proxies would be voted for such person or persons designated by the proxy holders.

How are the directors compensated?

Directors do not receive any cash compensation for their service on our Board or Board committees. As their exclusive compensation relating to Board and Board committee service, directors are awarded stock options. Specifically, we grant each director an option to purchase 13,500 shares of our common stock upon the director’s initial election to our Board, and an option to purchase an additional 10,500 shares of our common stock each time the director is re-elected to our Board. The exercise price of these options is not less than 100% of the fair market value of our stock on the date of the option grant or not less than 110% of such fair market value for an incentive stock option granted to a shareholder with greater than 10% of the voting power of all of our stock.

Are there any family or other special relationships among the director nominees and our executive officers?

No, there are no family relationships between any director nominee or executive officer and any other director nominee or executive officer. There are no arrangements or understandings between any director nominee or executive officer and any other person pursuant to which he or she has been or will be selected as our director and/or executive officer.

Information Regarding the Director Nominees

The following table sets forth information, as of April 15, 2003, with respect to each director nominee. Except for Jeanne Jackson, all nominees currently serving on our Board were elected directors at the annual shareholders’ meeting held on May 29, 2002. Each director nominee furnished the biographical information set forth below.

	Director
Nominee	Since	Position with the Company and Business Experience

W. Howard Lester	1979	• Chairman since 1986
Age 67		• Chief Executive Officer, 1979 – 2001
		• Director of Harold’s Department Stores, Inc. (retail sales)

Edward A. Mueller	1999	• Chief Executive Officer since January 2003
Age 55		• President and Chief Executive Officer of Ameritech (telecommunications), 2000 – 2002
		• President of: SBC Int’l Operations (telecommunications), 1999 – 2000
		• President and Chief Executive Officer of:
		• Pacific Bell (telecommunications), 1997 – 1999
		• Southwestern Bell (telecommunications), 1994 – 1997

Charles E. Williams	1973	• Vice Chairman since 1986
Age 87		• Founder

Adrian D.P. Bellamy	1997	• Chairman of the Compensation Committee and member of the
Age 61		Nominations and Corporate Governance Committee and the Audit Committee
		• Chairman and Director of:
		• The Body Shop International PLC (personal care products)
		• Gucci Group N.V. (luxury goods)
		• Reckitt Benckiser PLC (household, personal and health products)
		• Director of:
		• Gap, Inc. (clothing)
		• The Robert Mondavi Corporation (wine)

Patrick J. Connolly	1983	• Executive Vice President and Chief Marketing Officer since 2000
Age 56		• Executive Vice President, General Manager, Catalog, 1995 – 2000
		• Senior Vice President, Mail Order, 1991 – 1995
		• Vice President, Mail Order from 1979 – 1990

Jeanne Jackson	2003	• Founding Partner of MSP Capital (strategy and investment
Age 51		services) since 2002
		• Chief Executive Officer and President, Walmart.com (on-line retail), 2000 – 2002
		• Chief Executive Officer and President of Banana Republic, division of Gap, Inc. (clothing), 1995 – 2000
		• President and Chief Executive Officer, Gap Inc. Direct, division of Gap, Inc. (clothing), 1998 – 2000
		• Director of:
		• McDonalds Corporation (fast food)
		• Nike, Inc. (athletic apparel)
		• Nordstrom, Inc. (apparel)
		• The United States Ski and Snowboard Teams (sports programs)

Michael R. Lynch	2000	• Chairman of the Nominations and Corporate Governance
Age 51		Committee and the Audit Committee
		• Managing Director of Goldman, Sachs & Co. (investment banking), 1976 – present

James A. McMahan	1979	• Chief Executive Officer of McMahan Furniture Stores (furniture),
Age 80		1947 – 1999

	Director
Nominee	Since	Position with the Company and Business Experience

Heather M. Reisman	2000	• Member of the Audit Committee
Age 54		• Chairman, Chief Executive Officer, President, Indigo Books & Music, Inc. (books and music) since 2001
		• Director and Chief Executive Officer of Chapters, Inc. (books), 2001
		• Director, President and Chief Executive Officer of Indigo Books & Music, Inc. (books and music), 1996 – 2001
		• Director of Rogers Cable, Inc. (internet access and videos)
Richard T. Robertson	2000	• Member of the Compensation Committee
Age 57		• President of Warner Bros. Domestic Television Distribution (entertainment) since 1989

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL OF THE DIRECTORS LISTED ABOVE.

What are the committees of our Board?

Our Board has the following committees, with the following members as of April 15, 2003:

		Number of
		Meetings in
Committee and Members	Functions of Committee	Fiscal 2002
Audit: Michael R. Lynch, Chairman Adrian D.P. Bellamy Heather M. Reisman	• Monitors the integrity of financial reports and other financial information prepared by us • Appoints and/or replaces our independent auditors, pre-approves services by our independent auditors, and assesses the independent auditors’ qualifications and independence • Reviews the performance of our internal audit function, independent auditors and our auditing, accounting and financial reporting procedures • Monitors our compliance with legal and regulatory requirements	6
Compensation: Adrian D.P. Bellamy, Chairman Richard T. Robertson	• Administers certain of our compensation plans and provides assistance and recommendations with respect to other compensation plans • Reviews and determines our executive officers’ compensation	2
Nominations and Corporate Governance: Michael R. Lynch, Chairman Adrian D.P. Bellamy	• Establishes corporate governance policies • Makes recommendations for nominees for directors and considers criteria for selecting director candidates • Considers shareholders’ director nominations • Evaluates the performance of our Chief Executive Officer and our Board	2

Did all of the committee members attend at least 75% of the meetings in fiscal 2002?

Each committee member attended at least 75% of his or her respective committee meetings, except that Ms. Reisman attended four of the six Audit Committee meetings and Mr. Robertson attended one of the two Compensation Committee meetings.

Do the committees consist of only independent directors?

Yes, all of the Board committees consist of only independent directors.

Will our Nominations and Corporate Governance Committee consider nominees recommended by shareholders?

Yes, our Nominations and Corporate Governance Committee will consider nominees recommended by shareholders provided such nominees are submitted pursuant to the procedures and timelines described in the “Shareholder Proposals” section of this Proxy Statement.

Are there any disclosures relating to Compensation Committee interlocks and insider participation?

During fiscal 2002, none of our executive officers served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

PROPOSAL 2

AMENDMENT OF OUR RESTATED ARTICLES OF INCORPORATION, AS AMENDED

What is this proposal?

This is a proposal to amend the second paragraph of Article V of our Restated Articles of Incorporation, as amended. This paragraph, or indemnification provision, provides certain authority to us to indemnify our directors, officers, employees and other agents under California law. The indemnification provision currently reads as follows:

“The Company is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the Company and its shareholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.”

If approved, the indemnification provision would be amended and restated in its entirety to read as follows:

“The Company is authorized to indemnify the directors, officers, employees and other agents (as defined in Section 317 of the Corporations Code) of the Company to the fullest extent permissible under California law.”

What does it mean to indemnify a person?

To indemnify a person means to hold him or her harmless from liability. When we agree to indemnify our directors, officers, employees and other agents, we agree to hold them harmless from liability in any civil, criminal, administrative, investigative or similar proceeding relating to their service on behalf of us. As a general matter, this means paying the reasonable legal fees of these people and certain settlements, judgments and fines that they may become subject to in connection with such a proceeding. Such indemnification is subject, however, to limitations under California law and other applicable law.

How is the proposed new indemnification provision different from our current indemnification provision?

The current indemnification provision may be deemed to limit our authority to indemnify our directors, officers, employees and other agents to situations involving an alleged breach of duty. However, under California law, a company may indemnify such people against claims that do not involve an alleged breach of duty. The proposed new indemnification provision is intended to clarify and ensure that we have the fullest authority to indemnify such people under California law, including the authority to indemnify them against claims not involving an alleged breach of duty.

Do the indemnification provisions require us to indemnify our directors, officers, employees or other agents?

No. Neither the current indemnification provision nor the proposed new indemnification provision requires us to indemnify any person. A determination as to whether to provide indemnification must be made by our Board, our shareholders, or as otherwise permitted or mandated by California law. The purpose of the new indemnification provision is to ensure that we have the fullest authority, and thus the maximum flexibility, to provide such indemnification under California law.

In what ways do we currently indemnify directors and officers?

Our Restated Bylaws require us to indemnify and hold harmless any director or officer, or anyone serving at a director or officer’s bequest in any capacity with another entity, to the fullest extent authorized under California law. We also carry directors and officers liability insurance that provides coverage for our directors, officers and other persons. We do not currently have any indemnification agreements in effect with any of our directors, officers or employees.

Why do we recommend that the indemnification provision be amended?

Our objective is to ensure that we have the authority to provide the maximum possible indemnification to our directors, officers, employees and other agents permitted under California law by clarifying and ensuring that our Articles of Incorporation provide such authority. We believe that amending the indemnification provision will provide greater certainty as to our indemnification authority, allow more flexibility in structuring indemnification arrangements and ultimately help us attract and retain the highest-quality directors, officers, employees and other agents.

What vote is required to approve this proposal?

To approve this proposal, a majority of the outstanding shares of our common stock must vote FOR this proposal. Abstentions and broker non-votes will be counted to determine if there is a quorum but will not be counted as a vote for or against this proposal. As a result, abstentions and broker non-votes will have the same effect as a vote against this proposal.

If approved, when would the amendment become effective?

If approved, the amendment would become effective upon our filing an amendment to our Articles of Incorporation or a restated version of our Articles of Incorporation that reflects this amendment with the California Secretary of State soon after the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THIS AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION, AS AMENDED.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

What is this proposal?

This is a proposal to ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent auditors for the fiscal year ending February 1, 2004. The Audit Committee selected Deloitte as our independent auditors for fiscal 2003, subject to ratification by our shareholders.

What relationship does Deloitte currently have with us?

Deloitte has audited our financial statements for the last twenty-three years. Based in part upon information provided by Deloitte, the Audit Committee determined that Deloitte is independent under applicable independence standards. Deloitte’s representative will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. He or she also will be available to respond to appropriate questions.

What services does Deloitte provide?

Deloitte’s services for fiscal 2002 included an audit of our annual consolidated financial statements, review of our quarterly consolidated financial statements, and audit services related to periodic filings made with the Securities and Exchange Commission. In fiscal 2002, Deloitte also performed certain audit-related and tax services, and discussed certain matters with our Audit Committee, in each case as more fully described in the Audit Committee report below.

What vote is required to approve this proposal?

To approve this proposal, a majority of the shares of common stock voting at the Annual Meeting, and a majority of the required quorum, must vote FOR this proposal. Abstentions and broker non-votes will be counted to determine if there is a quorum but will not be counted as a vote for or against this proposal. As a result, abstentions and broker non-votes could have the same effect as a vote against this proposal.

What will happen if shareholders vote against this proposal?

If shareholders vote against this proposal, we will consider interviewing other independent auditors. There can be no assurance, however, that we will choose to appoint other independent auditors even if this proposal is not approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING FEBRUARY 1, 2004.

INFORMATION CONCERNING EXECUTIVE OFFICERS

This table provides certain information about our executive officers. The executive officers are elected by our Board and serve at the pleasure of our Board, subject to rights, if any, under employment contracts.

Name	Position with the Company and Business Experience

W. Howard Lester	*
Age 67
Edward A. Mueller	*
Age 55
Charles E. Williams	*
Age 87
Laura J. Alber	•	President, Pottery Barn Brands since 2002
Age 34	•	Executive Vice President, Pottery Barn, 2000 – 2002
	•	Senior Vice President, Pottery Barn Catalog and Pottery Barn Kids Retail, 1999 – 2000
	•	Divisional Vice President, Pottery Barn Catalog, 1997 – 1999
	•	Director, Pottery Barn Catalog, 1996 – 1997
James E. Boike	•	Executive Vice President and Chief Operating Officer since 2001
Age 56	•	Executive Vice President, Premium Brands, 2000 – 2001
	•	Executive Vice President, Stores and Operations, 1997 – 2000
	•	Senior Vice President, Stores, 1995 – 1997
	•	Vice President, Stores, 1994 – 1995
	•	Vice President, Merchandise Operations, 1993 – 1994
Patrick J. Connolly	*
Age 56
Patrick Cowell	•	President, Williams-Sonoma Brand since 2002
Age 53	•	President of Cowell Development (real estate development) since 1999
	•	President and Chief Executive Officer of Airport Group International (management and development of international airports), 1996 – 1999
	•	President of Americas and Caribbean, Sun International Hotels and Resorts (hotels and resorts), 1994 – 1996
Donna H. Isralsky	•	Senior Vice President, Product Supply Chain and International
Age 47		Operations since 1999
	•	Vice President, Product Supply Chain, 1996 – 1999
	•	Vice President, Operations, Production and Sourcing of Reebok International Ltd. (athletic apparel), 1994 – 1996
Ronald M. Loeb	•	Senior Vice President and General Counsel since 1999
Age 70	•	Director of Mattel, Inc.
	•	Interim Chief Executive Officer of Mattel, Inc. (toys), 2000
	•	Retired, 1997 – 1999
	•	Senior Partner of Irell & Manella LLP (law), 1972 – 1997
Sharon L. McCollam	•	Senior Vice President and Chief Financial Officer since 2000
Age 40	•	Vice President, Finance, 2000
	•	Chief Financial Officer of Dole Fresh Vegetables, Inc. (food products), 1996 – 2000
Dean A. Miller	•	Senior Vice President, Global Logistics since 2001
Age 40	•	Vice President, Retail Distribution, 2001
	•	Vice President, Global Logistics of United Parcel Services (logistics) 1996 – 2001

*	Biographical information can be found in the table under the section titled “Information Regarding the Director Nominees.”

Executive Compensation

This table sets forth the annual and long-term compensation earned by (i) our Chief Executive Officer and former Chief Executive Officer, who served in that position until January 9, 2003; and (ii) the four other most highly compensated executive officers during fiscal 2002. These are collectively, the “Named Executive Officers.” None of these officers held stock appreciation rights during the years represented in the tables.

Summary Compensation Table

					Long-Term
					Compensation
					Awards
		Annual
		Compensation(2)			Restricted	Securities
				Other Annual	Stock	Underlying	All Other
Name and Principal Position	Year(1)	Salary($)	Bonus($)	Compensation($)	Awards($)	Options(#)(3)	Compensation($)

W. Howard Lester	2002	$904,122	$1,356,490	$65,945 (4)	—	—	$11,723	(5)
Chairman	2001	899,787	400,000	—	—	100,000	7,754
	2000	893,796	—	—	—	400,000	10,034
Edward A. Mueller	2002	37,500	—	—	—	1,021,000 (6)	80	(7)
Chief Executive Officer	2001	—	—	—	—	21,000	—
(commencing January 13, 2003)	2000	—	—	—	—	21,000	—
Laura J. Alber	2002	498,055	498,077	—	—	—	16,800	(8)
President, Pottery Barn Brands	2001	407,700	175,000	—	—	400,000	7,523
	2000	278,291	—	—	—	—	7,319
James E. Boike	2002	600,000	600,000	—	—	—	12,862	(9)
Executive Vice President and	2001	544,462	225,000	—	—	200,000	5,403
Chief Operating Officer	2000	375,680	—	—	—	100,000	5,784
Patrick J. Connolly	2002	499,931	500,000	—	—	—	16,492	(10)
Executive Vice President, Chief	2001	506,065	140,000	—	—	40,000	7,754
Marketing Officer, and Director	2000	482,923	—	—	—	400,000	9,304
Dale W. Hilpert	2002	950,000	1,425,000	—	—	—	6,954	(11)
Chief Executive Officer	2001	754,038	355,000	25,000	$7,725,000	1,000,000	954
(ending January 9, 2003)	2000	—	—	—	—	—	—

(1)	Rows specified “2002,” “2001” and “2000” represent fiscal years ended February 2, 2003, February 3, 2002, and January 28, 2001, respectively.

(2)	While the Named Executive Officers enjoy certain perquisites, except as otherwise indicated in the table, the aggregate value of such perquisites for the fiscal years shown did not equal or exceed the lesser of $50,000 or 10% of each such officer’s salary and bonus for the applicable fiscal year.

(3)	Figures have been adjusted to reflect stock splits.

(4)	Comprised of $65,945 for personal use of our airplane.

(5)	Comprised of (i) premiums in the amount of $954 paid by us for term life insurance in excess of $50,000 and (ii) our matching contribution of $10,769 under our Associate Stock Incentive Plan, which amounts are subject to vesting.

(6)	Comprised of (i) an option to purchase 1,000,000 shares of our common stock granted upon Mr. Mueller’s appointment as our Chief Executive Officer and (ii) an option to purchase 21,000 shares of our common stock as Mr. Mueller’s compensation as an external director during fiscal 2002.

(7)	Comprised of premiums in the amount of $80 paid by us for term life insurance in excess of $50,000.

(8)	Comprised of (i) premiums in the amount of $954 paid by us for term life insurance in excess of $50,000; (ii) our matching contribution of $9,846 under our Associate Stock Incentive Plan, which amounts are subject to vesting; and (iii) a $6,000 car allowance paid by us.

(9)	Comprised of (i) premiums in the amount of $954 paid by us for term life insurance in excess of $50,000; (ii) our matching contribution of $5,908 under our Associate Stock Incentive Plan, which amounts are subject to vesting; and (iii) a $6,000 car allowance paid by us.

(10)	Comprised of (i) premiums in the amount of $954 paid by us for term life insurance in excess of $50,000; (ii) our matching contribution of $9,538 under our Associate Stock Incentive Plan, which amounts are subject to vesting; and (iii) a $6,000 car allowance paid by us.

(11)	Comprised of (i) premiums in the amount of $954 paid by us for term life insurance in excess of $50,000; and (ii) a $6,000 car allowance paid by us.

Option Grants in Fiscal 2002

This table sets forth certain information regarding all stock option grants made to the Named Executive Officers during fiscal 2002.

	Individual Grants				Potential Realizable
Value at Assumed Annual
	Number of	Percentage of			Rates of Stock Price
	Securities	Total Options			Appreciation for Option(1)
	Underlying	Granted to	Exercise or		Term
	Options	Employees in	Base Price	Expiration
Name	Granted(#)	Fiscal Year(%)	($/Sh)	Date	5%($)	10%($)

Edward A. Mueller	1,000,000	29.70%	$26.00	1/13/2013	$16,351,260	$41,437,304
	21,000	.62	32.80	5/29/2012	433,183	1,097,770

(1)	The 5% and 10% assumed rates of appreciation are required by the Securities and Exchange Commission and do not represent our estimate or projection of the future of our stock price.

Aggregate Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Value

This table sets forth information with respect to the Named Executive Officers’ exercise of stock options during fiscal 2002 and the fiscal year-end value of unexercised options held at the end of fiscal 2002.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options at		Options at
	Shares		Fiscal Year-End(#)		Fiscal Year-End($)(2)
	Acquired on	Value
Name	Exercise(#)(1)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

W. Howard Lester	324,000	$9,632,520	1,605,000	440,000	$26,861,450	$5,171,000
Edward A. Mueller	—	—	69,000	1,021,000	366,600	—
Laura J. Alber	157,360	2,887,970	51,400	485,200	676,038	5,304,656
James E. Boike	—	—	144,000	186,000	1,593,880	2,120,460
Patrick J. Connolly	34,500	759,334	492,000	344,000	6,324,680	3,435,920
Dale W. Hilpert	90,000	1,039,171	910,000	—	10,565,100	—

(1)	Figures have been adjusted to reflect stock splits.

(2)	Represents the difference between the closing market price of our common stock on January 31, 2003 ($23.67 per share), and the exercise price of the options.

What are the terms of the employment, termination of employment and change-in-control agreements with the Named Executive Officers?

Laura J. Alber

We entered into an employment agreement with Ms. Laura J. Alber, effective as of March 19, 2001, relating to her employment as Executive Vice President, Pottery Barn. The initial term of the agreement expires March 19, 2004, with automatic extension for additional one-year terms, until the agreement is terminated by Ms. Alber or by us. We committed in the agreement to pay Ms. Alber an annual base salary of not less than $400,000. If we terminate Ms. Alber’s employment without “cause” (as defined in the agreement), or if she terminates her employment with us for “good reason” (as defined in the agreement), she will be entitled to receive continuation of her base salary and health insurance coverage for up to three years, so long as she does not breach certain post-termination obligations as described in the agreement. Ms. Alber was appointed President, Pottery Barn Brands, effective February 11, 2002.

James E. Boike

We entered into an agreement with Mr. James E. Boike, our Executive Vice President and Chief Operating Officer, effective as of May 8, 2001, pursuant to which we agreed to pay Mr. Boike “guaranteed spreads” on certain unvested stock options owned by Mr. Boike. The guaranteed spreads are subject to a cap, and the spreads and the cap are dependent on whether Mr. Boike’s employment terminates after the first or after the second year of the agreement.

Dale W. Hilpert

We entered into a separation agreement with Mr. Dale W. Hilpert, our former Chief Executive Officer, pursuant to which Mr. Hilpert left our company as of January 9, 2003. Pursuant to the agreement, we accelerated the vesting of Mr. Hilpert’s unvested stock options and released our repurchase right on Mr. Hilpert’s restricted shares of our common stock. We also agreed to pay Mr. Hilpert a bonus based on our performance in fiscal 2002. Our Compensation Committee, using a predetermined formula linked to our performance in fiscal 2002, set Mr. Hilpert’s bonus at $1,425,000.

Committee Reports

The following reports by our Compensation Committee, our Nominations and Corporate Governance Committee and our Audit Committee covering fiscal 2002 shall not be deemed to be (i) “soliciting material”; (ii) “filed” with the Securities and Exchange Commission; (iii) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934; or (iv) subject to the liabilities of Section 18 of the Securities Exchange Act of 1934. The reports shall not be deemed incorporated by reference into any other company filing under the Securities Exchange Act of 1934 or the Securities Act of 1933.

COMPENSATION COMMITTEE REPORT

Who serves on the Compensation Committee?

During the entire fiscal 2002, Adrian D.P. Bellamy and Richard T. Robertson served on the Compensation Committee, with Mr. Bellamy serving as Chairman. James A. McMahan served on the Compensation Committee until his resignation on February 6, 2002. Each member of the Compensation Committee is independent under the rules of the New York Stock Exchange as currently in effect and is a nonemployee director under Section 16(b) of the Securities Exchange Act of 1934. None of the committee members has ever served as an officer of the company.

What is the role of the Compensation Committee with respect to executive compensation?

We are responsible for setting the company’s policy on executive compensation. We determine the compensation paid to the company’s executive officers, including the Chief Executive Officer, administer certain compensation plans and provide assistance and recommendations with respect to other compensation plans.

What is the philosophy of executive compensation?

We believe that executive officers and other key employees should have a significant stake in the company’s stock performance and that compensation programs should link executive compensation to shareholder value. For this reason, we strive to ensure that the company’s executive officer compensation programs are designed to enable the company to attract, retain, motivate and reward highly qualified executive officers while maintaining strong and direct links between executive pay, individual performance, the company’s financial performance and shareholder returns.

Do we compare the company’s compensation practices to those of other companies?

Yes. We believe that the compensation practices of many different companies within the retail industry are relevant to establishing the company’s compensation programs and executive compensation for each year. Specifically, we strive to ensure that the company’s compensation programs and executive compensation are competitive, taking into account: (i) pay practices of eight retailers of comparable size which are part of the Center for Research in Security Prices Index for NASDAQ Retail Trade Stocks, one of the indices used in the performance graph below; and (ii) pay practices at other companies considered by us to be comparable each year, based on industry, revenues and other factors. We refer to these companies collectively as “comparable companies.” For fiscal 2002, we used 27 specialty retail companies as the comparable companies. In addition, the company utilizes an independent executive compensation consultant hired by management for the purpose of meeting with us to provide information on the competitiveness of the company’s compensation programs.

What are the components of executive compensation?

We consider three major elements in our compensation program: (i) base salary, (ii) annual incentive opportunities and (iii) long-term incentives.

How are base salaries determined?

We expect and confirm that the company’s executive officers’ base salaries fall within the third quartile (i.e., the top 50th to 75th percentile) of comparable companies, adjusting, as appropriate, to reflect differences in each particular executive officer’s responsibilities, experience and individual contributions to the company’s success. We review and set the company’s executive officers’ base salaries, including those of the Named Executive Officers, on an annual basis. This review occurred in February 2002 to confirm appropriate base salaries for fiscal 2002. For all new executives who joined the company after the February 2002 review, we reviewed and approved base salaries in connection with their hire date.

How are annual incentives determined?

The company promotes outstanding performance by rewarding executive officers for achieving specific performance objectives with an annual cash bonus. The company pays bonuses only when the company exceeds a minimum corporate earnings objective as established by us in the first quarter of each fiscal year. Bonuses to executive officers are based on a predetermined formula linked to the company’s performance. The executive officers’ base salaries and the bonus target together place annual cash compensation within the third quartile of comparable companies.

What are the criteria considered in awarding annual incentives?

Key performance criteria for evaluating executive officers include business and financial objectives, people and organizational goals, and other relevant factors as determined by us with input from the company’s senior management. These criteria change from year to year. In the first quarter of each fiscal year, we review a performance report that summarizes management’s view regarding whether, and to what extent, the key performance criteria were attained. The performance report also discusses any other significant but unforeseen factors that may have positively or negatively affected the company’s performance.

We verify the company’s actual earnings for each performance period, review management’s recommendation for the resulting aggregate bonus awards and approve the aggregate amount. We also review and approve the individual recommendations for the company’s executive officers, and the company’s Chief Executive Officer approves the recommendations for all other eligible employees below the executive officer level.

Based on the company’s performance in fiscal 2002 and certain brand-specific metrics, incentive bonuses were paid to the Named Executive Officers as follows:

Mr. Lester	$1,356,490
Mr. Mueller	$0
Ms. Alber	$498,077
Mr. Boike	$600,000
Mr. Connolly	$500,000
Mr. Hilpert	$1,425,000

How is long-term incentive compensation determined?

The third component of the company’s executive compensation program consists of annual stock option grants. We continue to believe that stock option grants are important for motivating executive officers (and other employees) to increase shareholder value over the long term. Although we did not grant any stock options to any Named Executive Officer in fiscal 2002 (other than to Mr. Mueller upon his appointment as the company’s Chief Executive Officer), we concluded that stock options may be granted to executive officers in fiscal 2003. We believe that stock option grants to executive officers reflect competitive practices at comparable companies and the company’s assessment of individual contributions.

Under the company’s existing stock option plans, the exercise price of all stock options is not less than 100% of the fair market value of the stock on the date of the option grant or not less than 110% of such fair market value for an incentive stock option granted to a shareholder with greater than 10% of the voting power of all company stock. Options granted pursuant to the company’s stock option plans generally vest in five equal annual installments. It is the company’s policy not to reprice stock options in the event that the fair market value of the common stock falls below the exercise price of the stock options and to not engage in a stock option exchange program.

How is the Chief Executive Officer compensated?

Edward A. Mueller was hired as Chief Executive Officer effective January 13, 2003. We determined Mr. Mueller’s compensation package based, in part, on a review of the compensation paid to chief executive officers of comparable companies, the compensation packages historically paid to the company’s chief executive officer and our general compensation philosophy as described above. Mr. Mueller’s package for 2003 includes a salary of $975,000, a potential bonus, and the grant of a stock option to purchase 1,000,000 shares of common stock under the Williams-Sonoma, Inc. 2001 Stock Option Plan. The bonus portion of Mr. Mueller’s compensation is based on a formula linked to the company’s earnings performance and Mr. Mueller’s individual performance.

Dale W. Hilpert served as Chief Executive Officer from April 2, 2001, through January 9, 2003. Mr. Hilpert earned an annual salary of $950,000 in fiscal 2002. Mr. Hilpert’s salary was based, in part, on a review of the compensation paid to chief executive officers of comparable companies, the compensation packages historically paid to the company’s chief executive officer and our general compensation philosophy as described above. In accordance with the terms of Mr. Hilpert’s separation agreement with the company, the company (i) accelerated the vesting of 800,000 unvested stock options held by Mr. Hilpert; (ii) released its repurchase right on 500,000 restricted shares of company common stock held by Mr. Hilpert; and (iii) agreed to pay Mr. Hilpert his full bonus for the year. Using a predetermined formula linked to the company’s performance in fiscal 2002, we set Mr. Hilpert’s fiscal 2002 bonus at $1,425,000.

How does the Compensation Committee address Internal Revenue Code Section 162(m)?

Internal Revenue Code Section 162(m) could, depending on future compensation levels, limit the company’s ability to deduct compensation in excess of $1,000,000 paid to certain executive officers. Exceptions to this deductibility limit may be made for various forms of “performance-based” compensation. Based on fiscal 2002 compensation levels, no such limits on the deductibility of compensation were applicable for any officer. We have not adopted a policy specifically prohibiting compensation at a level that would limit deductions. While we cannot predict how the deductibility limit may impact the company’s compensation program in future years, we intend to maintain an approach to executive compensation that strongly links pay to performance. Based on this approach and with the intent of preserving the deductibility of executive compensation, in 2001, we recommended, and the Board and shareholders approved, the Williams-Sonoma, Inc. 2001 Stock Option Plan and the Williams-Sonoma, Inc. 2001 Incentive Bonus Plan.

Who prepared this report?

Members of the Compensation Committee during fiscal 2002, comprised of Adrian D.P. Bellamy and Richard T. Robertson, prepared this report.

Performance Graph

This graph compares the cumulative total shareholder return for our common stock with those for the CRSP Index for the New York Stock Exchange and the CRSP Index for the NASDAQ Retail Trade Stocks, our peer index group. Our peer group includes over 150 companies. The cumulative total return listed below assumed an initial investment of $100 and reinvestment of dividends. The graph shows historical stock price performance (including reinvestment of dividends) and is not necessarily indicative of future performance.

Comparison of Five-Year Cumulative Total Returns of the Company,

CRSP* Index for the NYSE Stock Market (U.S. Companies) and
CRSP Index for NASDAQ Retail Trade Stocks

	2/1/98	1/31/99	1/30/00	1/28/01	2/3/02	2/2/03

Williams-Sonoma, Inc.	100.0	163.0	148.0	119.5	210.4	222.4
NYSE Stock Market	100.0	121.0	123.3	136.2	123.5	100.7
NASDAQ Retail Trade	100.0	122.0	97.8	71.6	89.6	72.9

Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B.	The indices are reweighted daily, using the market capitalization on the previous trading day.
C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.	The index level for all series was set to $100.00 on 2/1/98.

*	Center for Research in Security Prices, University of Chicago Graduate School of Business.

NOMINATIONS AND CORPORATE GOVERNANCE COMMITTEE REPORT

Who serves on the Nominations and Corporate Governance Committee?

During the entire fiscal 2002, Michael R. Lynch, Adrian D.P. Bellamy and W. Howard Lester served on the Nominations and Corporate Governance Committee, with Mr. Lynch serving as Chairman. Mr. Lester resigned from the Nominations and Corporate Governance Committee on April 2, 2003. Edward A. Mueller served on the Nominations and Corporate Governance Committee from February 4, 2002 until January 13, 2003, when Mr. Mueller became the company’s Chief Executive Officer. Each current member of the Nominations and Corporate Governance Committee is independent under the rules of the New York Stock Exchange as currently in effect.

What is the role of the Nominations and Corporate Governance Committee?

Our role is detailed in the Nominations and Corporate Governance Committee Charter, which was adopted by our committee on May 28, 2002, and is attached to this Proxy Statement as Exhibit B. Specifically, we:

•	Periodically review and recommend to the Board suitable revisions to the corporate governance guidelines applicable to the company;

•	Annually consider and review with the Board criteria for selecting new director candidates, and periodically assist in screening and evaluating director candidates;

•	Annually evaluate the performance of the company’s Chief Executive Officer and the Board; and

•	Periodically assess and recommend suitable revisions to the schedule of Board meetings and meeting agendas.

How did we perform our responsibilities in fiscal 2002?

During fiscal 2002, we did the following, among other things:

•	Monitored and discussed with company management applicable changes in corporate governance requirements under federal and state securities laws, the Sarbanes-Oxley Act of 2002, and the New York Stock Exchange listing standards, as well as the company’s compliance with such requirements;

•	Considered and reported to the Board the desirability of identifying additional independent Board members and the need to address recently-adopted audit committee financial expert rules; and

•	Considered and recommended to the Board the submission to shareholders of the director nominees described in this Proxy Statement.

Who prepared this report?

Members of the Nominations and Corporate Governance Committee during fiscal 2002, Michael R. Lynch, Adrian D.P. Bellamy, and W. Howard Lester (who served until he resigned from the Nominations and Corporate Governance Committee on April 2, 2003), prepared this report.

AUDIT COMMITTEE REPORT

Who serves on the Audit Committee?

During the entire fiscal 2002, Heather M. Reisman and Michael R. Lynch served on the Audit Committee. Edward A. Mueller served as Chairman of the Audit Committee from February 4, 2002 until January 13, 2003, when Mr. Mueller became the company’s Chief Executive Officer. Mr. Lynch was appointed Chairman of the Audit Committee, beginning February 10, 2003, to serve until the appointment of a successor chairman. Adrian D.P. Bellamy was appointed to the Audit Committee beginning February 11, 2003. Each member of the Audit Committee is (or was during his or her membership) independent under the rules of the New York Stock Exchange as currently in effect.

What is the role of the Audit Committee?

Our role is detailed in the Audit Committee Charter, which was amended and restated by the company’s Board of Directors on April 2, 2003, and is attached to this Proxy Statement as Exhibit A. Specifically, we:

•	Serve as an independent and objective party to monitor the company’s financial reporting process and internal control system;

•	Review and appraise the company’s independent auditors and internal audit department; and

•	Provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit department, and the Board.

How do we meet our responsibilities?

We perform the following functions:

•	Monitor the integrity of the company’s financial reports and other company financial information;

•	Appoint and/or replace the independent auditors, pre-approve all audit and non-audit services of the independent auditors and assess their qualifications and independence;

•	Review the performance of the company’s internal audit function, the company’s auditing, accounting and financial reporting procedures and the company’s independent auditors;

•	Monitor the company’s compliance with legal and regulatory requirements; and

•	Retain independent legal, accounting or other advisors, when necessary and appropriate.

How did we perform our responsibilities in fiscal 2002?

During fiscal 2002, we did the following, among other things:

•	Reviewed and discussed the company’s audited financial statements with management;

•	Reviewed and discussed the company’s periodic filings on Forms 10-K and 10-Q with management;

•	Reviewed and discussed all company earnings press releases, sales releases and guidance releases with management;

•	Met with Deloitte & Touche LLP, the company’s independent auditors, with and without management present, to discuss the overall quality of the internal and external audit process and the financial reporting process; and

•	Confirmed Deloitte’s independence from the company and management based on the following: (i) our confirmation that no member of Deloitte’s audit team is or has been employed by the company in a financial reporting oversight role, and (ii) our review of audit and non-audit fees and the written disclosures and letter from Deloitte as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), as modified and supplemented.

What matters did we discuss with Deloitte?

During fiscal 2002, we discussed the following, among other things, with Deloitte:

•	Deloitte’s responsibilities and matters relating to its independence;

•	Any significant issues arising during the audit and any other matters relating to the conduct of the audit of the company’s financial statements; and

•	Matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees), including the quality of the company’s accounting principles, the soundness of significant judgments and the clarity of disclosures in the company’s financial statements.

What is our policy regarding pre-approval of audit and non-audit services performed by Deloitte?

All services, whether audit or non-audit services, performed by Deloitte must be pre-approved by us or a designated member of our committee, whose decisions must be reported to us at our next meeting. Pre-approval must be obtained before Deloitte performs the services but cannot be obtained more than a year before performance begins. Approval can be for general classes of permitted services such as “annual audit services” or “tax consulting services.” A written engagement letter, including a description of the permitted services, the dates of the engagement and the fees for such services, must be approved in accordance with these procedures before performance begins.

Did we review the fees billed by Deloitte for fiscal 2002?

Yes, we reviewed and discussed the fees billed by Deloitte for services in fiscal 2002, which are described in detail below. We determined that the provision of non-audit services was compatible with Deloitte’s independence.

Did we review the company’s audited financial statements for fiscal 2002?

Yes, and we recommended to the Board that the company’s audited financial statements be included in the company’s Annual Report on Form 10-K for fiscal 2002 for filing with the Securities and Exchange Commission.

Who prepared this report?

Members of the Audit Committee during fiscal 2002, Michael R. Lynch, Heather M. Reisman and Edward A. Mueller (who served until he resigned from the Audit Committee upon his appointment as the company’s Chief Executive Officer beginning January 13, 2003), prepared this report.

AUDIT AND RELATED FEES

During fiscal 2002, Deloitte did not perform any prohibited non-audit services for the company, including financial and systems design and implementation.

Audit fees

Deloitte billed approximately (i) $447,500 for fiscal 2002 and (ii) $329,000 for fiscal 2001, for professional services to audit our consolidated financial statements included in our Annual Report on Form 10-K and to review the company’s condensed, consolidated financial statements included in our Quarterly Reports on Form 10-Q.

Audit-related fees

Deloitte billed approximately (i) $212,600 for fiscal 2002 and (ii) $71,500 for fiscal 2001, for audit-related services.

Tax fees

Deloitte billed approximately (i) $18,500 for fiscal 2002 and $73,600 for fiscal 2001, for tax compliance services; (ii) $0 for fiscal 2002 and $0 for fiscal 2001, for tax preparation services; (iii) $99,800 for fiscal 2002 and $438,000 for fiscal 2001, for tax consulting services; and (iv) $27,600 for fiscal 2002 and $0 for fiscal 2001, for tax software license fees.

All other fees

Deloitte billed approximately (i) $0 for fiscal 2002 and (ii) $201,400 for fiscal 2001, for non-audit services. In addition, Deloitte Consulting, an affiliate of Deloitte & Touche LLP, billed approximately $0 for fiscal 2002 and $341,000 for fiscal 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2002, we employed Kirk Lester as a financial analyst for special projects. Kirk Lester is the son of our Chairman W. Howard Lester. Kirk Lester earned $26,729, and received standard employee benefits, for his services during the year.

Our operating leases include an operating lease entered into in July 1983 for a distribution facility in Memphis, Tennessee. The lessor is a general partnership (“Partnership 1”) comprised of W. Howard Lester, Chairman of the Board and a significant shareholder of ours, and James A. McMahan, a director and significant shareholder of ours. Partnership 1 does not have operations separate from leasing of this distribution facility to us and does not have lease agreements with any unrelated third parties.

Partnership 1 financed the construction of this distribution facility through the sale of a total of $9,200,000 of Industrial Development Bonds in 1983 and 1985. Annual principal payments and monthly interest payments are required through maturity in December 2010. The Partnership 1 Industrial Development Bonds are collateralized by the distribution facility, and the individual partners guarantee the bond repayments. As of February 2, 2003, $3,214,000 was outstanding under the Partnership 1 Industrial Development Bonds.

The operating lease for this distribution facility requires us to pay annual rent of $618,000 plus interest on the bonds calculated at a variable rate determined monthly (2.5% in February 2003), applicable taxes, insurance and maintenance expenses. Although the current term of the lease expires in August 2004, we are obligated to renew the operating lease until these bonds are fully repaid.

We have an operating lease entered into in August 1990 for another distribution facility that is adjoined to the Partnership 1 facility in Memphis, Tennessee. The lessor is a general partnership (“Partnership 2”) comprised of W. Howard Lester, James A. McMahan and two unrelated parties. Partnership 2 does not have operations separate from leasing this distribution facility to us and does not have lease agreements with any unrelated third parties.

Partnership 2 financed the construction of this distribution facility and related addition through the sale of a total of $24,000,000 of Industrial Development Bonds in 1990 and 1994. Quarterly interest and annual principal payments are required through maturity in August 2015. The Partnership 2 Industrial Development Bonds are collateralized by the distribution facility and require us to maintain certain financial covenants. As of February 2, 2003, $16,157,000 was outstanding under the Partnership 2 Industrial Development Bonds.

The operating lease for this distribution facility requires us to pay annual rent of approximately $2,700,000, plus applicable taxes, insurance and maintenance expenses. This operating lease has a term of 15 years expiring in August 2006, with three optional five-year renewal periods. We are, however, obligated to renew the lease until the bonds are fully repaid.

On March 4, 2002, our Board authorized management to obtain information, conduct negotiations, and enter into appropriate agreements with the intent to pursue potential acquisitions of the distribution facilities currently leased from Partnerships 1 and 2 prior to the end of fiscal 2002. In January 2003, management concluded that the acquisition of such distribution facilities would not be beneficial to us from both an operational and financial standpoint. Therefore, the distribution facilities were not acquired.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our stock with the Securities and Exchange Commission. Based on their filings with the Securities and Exchange Commission and information provided to us by them, we believe that during fiscal 2002, our directors, officers and more than 10% shareholders complied with all Section 16(a) filing requirements, except that Mr. Mueller filed a Form 4 reporting the option grant in connection with his appointment as Chief Executive Officer one day late and Mr. Connolly reported a sale of 40,000 shares late.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

This table sets forth information regarding the ownership of our common stock, as of March 31, 2003, by:

•	each person known to us to own more than 5% of our outstanding common stock;
•	each director nominee;
•	the Named Executive Officers; and
•	all current executive officers and directors as a group.

Unless otherwise noted, the persons listed below have sole voting and investment power. In addition, unless otherwise noted, the address of each shareholder noted in the following table is c/o Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, CA 94109. Each director and executive officer furnished the information as to his or her ownership of common stock as of March 31, 2003.

		Amount and Nature of		Percent of
Name and Address of Beneficial Owner	Position with Company	Beneficial Ownership		Class(1)

James A. McMahan	Director	11,425,400	(2)	9.9%
2237 Colby Avenue
Los Angeles, CA 90064
W. Howard Lester	Chairman	8,737,986	(3)	7.5%
American Express Financial Corporation	—	8,492,192	(4)	7.3%
200 AXP Financial Center
Minneapolis, MN 55474
Reed Conner & Birdwell, LLC	—	7,998,570	(5)	6.9%
11111 Santa Monica Blvd. Suite 1700
Los Angeles, CA 90025
FMR Corp.	—	6,814,236	(6)	5.86%
82 Devonshire Street
Boston, MA 02109
Capital Group International, Inc.	—	4,136,980	(7)	3.6%
11100 Santa Monica Boulevard
15th Floor
Los Angeles, CA 90025-3384
Patrick J. Connolly	Executive Vice President,	1,389,770	(8)	1.2%
	Chief Marketing Officer,
	and Director
Charles E. Williams	Founder and	1,094,109		1.0%
	Vice Chairman
James E. Boike	Executive Vice President and	283,599	(9)	*
	Chief Operating Officer
Dale W. Hilpert	Former Chief Executive	244,000	(10)	*
	Officer
Laura J. Alber	President,	166,700	(11)	*
	Pottery Barn Brands
Adrian D.P. Bellamy	Director	152,568	(12)	*
Edward A. Mueller	Chief Executive Officer and	90,000	(13)	*
	Director
Richard T. Robertson	Director	64,398	(14)	*
Michael R. Lynch	Director	59,998	(15)	*
Heather M. Reisman	Director	59,998	(16)	*
Jeanne Jackson	Director	0		*
All current executive officers and directors as a group (18 persons)	—	23,883,655	(17)	20.14%

*	Less than 1%.

(1)	Assumes exercise of stock options beneficially owned by the named individual or entity into shares of our common stock. Based on 115,116,133 shares outstanding as of March 31, 2003.

(2)	Includes 177,000 shares subject to nonqualified stock options, which are currently exercisable or exercisable within 60 days as of March 31, 2003.

(3)	Includes 1,470,000 shares subject to nonqualified stock options, which are currently exercisable or exercisable within 60 days as of March 31, 2003.

(4)	The information above and in this footnote is based on share information taken from the Schedule 13G of American Express Financial Corporation, filed February 13, 2003. American Express Financial Corporation, a parent holding company and registered investment advisor, has shared dispositive power over 8,492,192 shares of common stock and shared voting power over 4,425,930 shares of common stock.

(5)	The information above and in this footnote is based on share information taken from the Schedule 13G of Reed Conner & Birdwell, LLC, filed February 18, 2003. Reed Conner & Birdwell, LLC, a company providing investment advisory services, has sole dispositive and voting power over 7,998,540 shares of common stock.

(6)	The information above and in this footnote is based on share information taken from the Schedule 13G of FMR Corp, filed February 14, 2003. FMR Corp, a mutual fund, has sole dispositive power over 6,814,236 shares of common stock and sole voting power over 2,249,896 shares of common stock.

(7)	The information above and in this footnote is based on share information taken from the Schedule 13G of Capital Group International, Inc., filed February 11, 2003. Capital Group International, Inc., a parent holding company of a group of investment management companies, has sole dispositive power over 4,136,980 shares of common stock and sole voting power over 3,374,860 shares of common stock.

(8)	Includes 616,000 shares subject to nonqualified stock options, which are currently exercisable or exercisable within 60 days as of March 31, 2003, and 10,476 shares owned by a trust established for the benefit of Mr. Connolly’s children.

(9)	Includes 278,000 shares subject to nonqualified stock options, which are currently exercisable or exercisable within 60 days as of March 31, 2003.

(10)	Includes 244,000 shares subject to nonqualified stock options, which are currently exercisable or exercisable within 60 days as of March 31, 2003.

(11)	Includes 162,200 shares subject to nonqualified stock options, which are currently exercisable or exercisable within 60 days as of March 31, 2003.

(12)	Includes 132,000 shares subject to nonqualified stock options, which are currently exercisable or exercisable within 60 days as of March 31, 2003.

(13)	Includes 90,000 shares subject to nonqualified stock options, which are currently exercisable or exercisable within 60 days as of March 31, 2003.

(14)	Includes 59,998 shares subject to nonqualified stock options, which are currently exercisable or exercisable within 60 days as of March 31, 2003, and 4,400 shares held by Mr. Robertson’s spouse.

(15)	Includes 59,998 shares subject to nonqualified stock options, which are currently exercisable or exercisable within 60 days as of March 31, 2003.

(16)	Includes 59,998 shares subject to nonqualified stock options, which are currently exercisable or exercisable within 60 days as of March 31, 2003.

(17)	Includes 3,447,914 shares subject to nonqualified stock options, which are currently exercisable or exercisable within 60 days as of March 31, 2003.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding securities authorized for issuance under our equity compensation plans as of February 2, 2003:

			Number of securities remaining
	Number of securities to be	Weighted-average	available for future issuance
	issued upon exercise of	exercise price of	under equity compensation
	outstanding options,	outstanding options,	plans (excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders[1]	12,356,900	$14.96	2,009,823
Equity compensation plans not approved by security holders[2]	2,210,206	13.72	439,706

Total	14,567,106	14.77	2,449,529

1This reflects our 1993 and 2001 Stock Option Plans.

2This reflects our 2000 Stock Option Plan.

SHAREHOLDER PROPOSALS

Shareholder proposals must comply with our Restated Bylaws. Under our Restated Bylaws, a shareholder must give advance notice to our Secretary of any business, including nominations of candidates for our Board, that the shareholder wishes to bring before our Annual Meeting. To be timely, the notice must be received by our Secretary not less than 45 days nor more than 75 days prior to the first anniversary of the date of the mailing of proxy materials for the preceding year’s Annual Meeting of Shareholders (the “Anniversary Date”). Since this Proxy Statement is being mailed to you on or about April 15, 2003, shareholder proposals must be received by our Secretary no later than March 3, 2004, in order to be brought before our 2004 Annual Meeting. If the date of the 2004 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, shareholder proposals must be delivered not later than the close of business on the later of the 90th day prior to this year’s Annual Meeting and the 10th day following the day on which public announcement of the date of such meeting is first made by us. In the event that the number of directors to be elected to our Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board at least 55 days prior to the Anniversary Date, a notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered no later than the close of business on the 10th day following the day on which we first make such public announcement. With respect to a shareholder’s nomination of a candidate for our Board, the shareholder notice to the Secretary must contain certain information as set forth in our Restated Bylaws about both the nominee and the shareholder making the nomination. With respect to any other business that the shareholder proposes, the shareholder notice must contain a brief description of such business, the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Restated Bylaws.

In addition, to be included in our proxy statement for the 2004 Annual Meeting, shareholder proposals for the Annual Meeting must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and be received by our Secretary no later than December 17, 2003. If the date of the 2004 Annual Meeting changes by more than 30 days from the anniversary of the 2003 Annual Meeting, shareholder proposals must be received by us within a reasonable time before our solicitation is made to be included in our proxy statement. Shareholder nominations of directors are not shareholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in our proxy statement.

If we do not have notice of a matter to come before the 2004 Annual Meeting in accordance with the deadlines described above, then our proxy card for such meeting will confer upon our proxy holders discretionary authority to vote for such matter.

Shareholder proposals should be sent to the Secretary, Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, California 94109.

AVAILABILITY OF REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K, including the financial statements for fiscal 2002 as filed with the Securities and Exchange Commission, is available upon written request and without charge to any shareholder by writing to:

Secretary
Williams-Sonoma, Inc.
3250 Van Ness Avenue
San Francisco, California 94109

San Francisco, California

April 15, 2003

EXHIBIT A

Williams-Sonoma, Inc.

Audit Committee Charter

(as amended and restated April 2, 2003)

PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by: (1) monitoring the integrity of the financial reports and other financial information provided by Williams-Sonoma, Inc. (the “Company”) to any governing body or the public, (2) appointing and/or replacing the Company’s independent auditor and assessing the independent auditor’s qualifications and independence, (3) reviewing the performance of the Company’s internal audit function and independent auditors, and the Company’s auditing, accounting, and financial reporting processes in general, and (4) monitoring the Company’s compliance with legal and regulatory requirements.

Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures, and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Company’s independent auditor and internal audit department, including obtaining and reviewing a report from the Company’s independent auditor at least annually regarding the adequacy of internal controls, among other things.

•	Provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit department, and the Board of Directors.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

FORMATION

The Board of Directors of Williams-Sonoma, Inc. has established the Audit Committee pursuant to Section 311 of the General Corporation Law of the State of California and Article III of the Company’s Restated Bylaws.

COMPOSITION

The Audit Committee shall be comprised of not less than three independent members of the Company’s Board of Directors. Subject to the foregoing, the exact number of members of the Audit Committee shall be fixed and may be changed from time to time by resolution duly adopted by the Board of Directors. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominations and Corporate Governance Committee. Audit Committee members may be replaced by the Board.

The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission; provided, however, that it shall be sufficient for at least one member of the Audit Committee to have equivalent expertise, as determined by the Board, if permitted by the New York Stock Exchange Listing Standards.

The members of the Audit Committee shall be elected by the Board of Directors until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which services are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittees to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

In addition to the responsibilities outlined elsewhere in this Charter, the Audit Committee shall perform such other specific functions as the Company’s Board of Directors may from time to time direct, and make such investigations and reviews of the Company and its operations as the Chief Executive Officer or the Board of Directors may from time to time request.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements and management’s discussion and analysis should be included in the Company’s Form 10-K.

Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of significant deficiencies in internal controls.

Review and discuss quarterly reports from the independent auditors on:

All critical accounting policies and practices to be used.

All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

Discuss with management the Company’s earnings press releases, including the proposed use of any “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

Discuss with management and the independent auditor the effect on the Company’s financial statements of regulatory and accounting initiatives as well as off-balance sheet arrangements, contractual obligations and contingent liabilities and commitments.

Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

Review and evaluate the lead partner of the independent auditor team.

Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

Consider discussing with the national office of the independent auditor material issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

Review the appointment and replacement of the senior internal auditing executive.

Review the significant reports to management prepared by the internal auditing department and management’s responses and subsequent follow-up on the responses.

Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Oversight of the Company’s Information Technology Systems to Support the Company’s Internal Controls

Discuss with the senior information technology executive and the Company’s Chief Financial Officer and Chief Accounting Officer at least once each year the sufficiency of company systems to support effective internal controls and any recommended changes in the information technology department’s priorities and projects planned for improving such systems.

Review reports to management, if any, prepared by the Company’s information technology department relating to systems’ integrity and security, and subsequent follow-up on the responses.

Compliance Oversight Responsibilities

Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (relating to audit discoveries of illegal acts) has not applied.

Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

MEETINGS

A.	The Audit Committee shall keep regular minutes of its meetings. Meetings and actions of the Audit Committee shall be governed by, and held and taken in accordance with, the provisions of Article III, Section 3.9 of the Company’s Restated Bylaws.

B.	The Audit Committee shall meet as often as it determines, but not less frequently than four times per year.

C.	The Audit Committee shall meet at least annually with management, the internal auditors, and the independent auditors in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

EXHIBIT B

Williams-Sonoma, Inc.

Nominations and Corporate Governance Committee Charter

The Nominations and Corporate Governance Committee acts on behalf of and with the concurrence of the full Board of Directors with respect to matters relating to the composition and membership of the Board and the Board’s governance responsibilities.

The Nominations and Corporate Governance Committee’s primary duties and responsibilities are to:

•	In consultation with the Chairman of the Board, periodically review and recommend to the full Board of Directors suitable revisions to the Board’s guidelines on corporate governance, which are updated periodically.

•	Annually consider and review with the Board the appropriate skills and characteristics required of prospective Board members in light of the then-current composition of the Board.

•	Assist the Chairman of the Board and the Board in screening potential board candidates. Meet with prospective Board members and, as appropriate, participate in their recruitment as Board members, consistent with the procedures prescribed by the Board’s guidelines on corporate governance.

•	Consider director nominees recommended and properly submitted by the Company’s shareholders.

•	Annually evaluate the performance of the Company’s Chief Executive Officer.

•	Annually assess the performance of the Board and provide a report to the directors, together with recommended performance enhancements.

•	Periodically assess the Board meeting schedule and evaluate the effectiveness of meeting agendas. Subsequently prepare recommendations to the Chairman of the Board regarding suggested modifications in the schedule of Board meetings and suggested topics to be covered at future meetings.

B-1

WILLIAMS-SONOMA, INC.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 28, 2003
10:00 a.m. (PDT)
3250 Van Ness Avenue
San Francisco, California 94109

Williams-Sonoma, Inc.
3250 Van Ness Avenue
San Francisco, California 94109	proxy

This Proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of Williams-Sonoma, Inc. (the “Company”) hereby appoints W. Howard Lester and Patrick J. Connolly, and each of them, with full power of substitution to each, true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all shares of Common Stock of the Company held of record by the undersigned on March 31, 2003, at the 2003 Annual Meeting of Shareholders of the Company, to be held on Wednesday, May 28, 2003 at 10:00 a.m. (Pacific Daylight Time) at 3250 Van Ness Avenue, San Francisco, California 94109, and any adjournments or postponements thereof.

This Proxy when properly signed will be voted in the manner directed on this Proxy by the undersigned. If no direction is made, this Proxy will be voted FOR the election of the named directors, FOR Proposal 2 and FOR Proposal 3.

(Please date and sign on reverse side.)

-Please detach here-

The Board of Directors recommends a vote “FOR” Items 1, 2 and 3.

1.	Election of Directors:	01 W. Howard Lester	05 Patrick J. Connolly	08 James A. McMahan	☐	Vote FOR	☐	Vote WITHHELD
		02 Edward A. Mueller	06 Jeanne Jackson	09 Heather M Reisman		all nominees		from all nominees
		03 Charles E. Williams	07 Michael R. Lynch	10 Richard T. Robertson		(except as marked)
04 Adrian D.P. Bellamy

(Instructions: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	The amendment of the Williams-Sonoma, Inc. Restated Articles of Incorporation, as amended, to restate the provisions governing the Company’s authority to indemnify its directors, officers, employees & other agents.	☐	For	☐	Against	☐	Abstain

3.	Proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending February 1, 2004.	☐	For	☐	Against	☐	Abstain

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION FOR THE ELECTION OF THE NAMED DIRECTORS, FOR PROPOSAL 2 AND FOR PROPOSAL 3. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXYHOLDERS TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF PRIOR TO THE DATE SPECIFIED IN THE PROXY STATEMENT.

Address Change? Mark Box Indicate changes below:	☐	NOTE: When stock has been issued in the name of two or more persons, all should sign. When signing as attorney, administrator, trustee or guardian, give full title as such. A corporation should have the name signed by its president or other authorized officer, with the office held designated. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and the Annual Report for the 2002 Fiscal Year furnished herewith.

Date , 2003

Signature(s) in Box Please sign exactly as your name or names appear on this proxy and return it promptly in the enclosed envelope.